Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-272658 on Form F-10 of our report dated March 31, 2025, relating to the financial statements of Fury Gold Mines Limited appearing in this Annual Report on Form 20-F for the year ended December 31, 2024.

/s/ Deloitte LLP

Chartered Professional Accountants

Vancouver, Canada

March 31, 2025